Cell Source Inc. Announces Acquisition and

$3.6 Million Private Placement to Advance Novel Cancer Therapies

TEL AVIV, ISRAEL and NEW YORK, USA (Marketwire – July 1, 2014) Cell Source, Inc. (OTCQB: CLCS) ("Cell Source") today announced the successful acquisition (the “Acquisition”), through a share exchange agreement, of all of the outstanding shares of Cell Source (Israel) Ltd., a pre-clinical cell therapy development company with a focus on the facilitation of safer and more accessible bone marrow and organ transplants and effective treatment of blood cell cancers (e.g., leukemia, lymphoma). Prior to the Acquisition, Cell Source Ltd. completed a private placement consisting of approximately 4.8 million units of its securities, for total gross proceeds of approximately $3.6 million. Each unit consisted of one share of common stock and one common stock purchase warrant. Sichenzia Ross Friedman Ference LLP (www.SRFF.com) acted as legal counsel to Cell Source (Israel) Ltd. in the private placement and Acquisition.

"Cell Source feels that becoming a public company is an important step forward” stated Itamar Shimrat, Chief Executive Officer of Cell Source. "Becoming a publicly traded company will allow for broad and diversified investor exposure and expanded access to capital markets. These funds will position us to conduct human clinical trials for our proprietary cell therapy treatments”. Our company and our management are committed to creating shareholder value by commercializing exciting cell therapies addressing areas of significant unmet medical need, particularly where patients have not responded to currently available medical options.”

Cell Source is planning to commence a Phase I/II clinical trial with a cell therapy treatment that aspires to significantly reduce the need for immune suppression treatment for both donor-matched and “mismatched” bone marrow transplant patients. This treatment could potentially lead to a substantial increase in patient survival rates.

Cell Source will continue the business of Cell Source (Israel) Ltd., headquartered in Tel Aviv, Israel as a subsidiary under the leadership of Cell Source (Israel) Ltd.'s current management team, headed by Chief Executive Officer Itamar Shimrat. In connection with the Acquisition, Cell Source issued to the former shareholders of Cell Source (Israel) Ltd. 18,245,923 shares of its common stock. Details of the transaction will be filed on a Form 8-K with the United States Securities and Exchange Commission.

The securities sold in the private placement have not been registered under the Securities Act of 1933 and may not be resold absent registration under or exemption from such Act. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933.

About Cell Source

Cell Source Limited was founded in 2011 to develop and commercialize preclinical cell therapy treatments which showed promising results in treating animals suffering from blood cancers such as leukemia and lymphoma. Since then Cell Source has moved forward by both sponsoring further research and applying for approval to conduct human clinical trials.

For further information, please visit www.cell-source.com

or contact Itamar Shimrat, President & CEO (646) 416-7896

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995

With the exception of historical information, the matters discussed in this news release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of Cell Source could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the company's operations, inability to hire and retain qualified personnel, and changes in the general economic climate. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by Cell Source, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity.